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As filed with the Securities and Exchange Commission on February 15, 1995.

                 Registration Statement No. 33-

===============================================================================

                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                          CHARTER MEDICAL CORPORATION
            (Exact name of registrant as specified in its charter)


              Delaware                                58-1076937
      (State or other jurisdiction of              (I.R.S. employer
       incorporation or organization)              identification no.)


                     3414 Peachtree Road, N.E., Suite 1400
                            Atlanta, Georgia 30326
                   (Address of principal executive offices)
                                  (Zip Code)


              CHARTER MEDICAL CORPORATION 1994 STOCK OPTION PLAN
         CHARTER MEDICAL CORPORATION 1994 EMPLOYEE STOCK PURCHASE PLAN
       CHARTER MEDICAL CORPORATION AMENDED DIRECTORS' STOCK OPTION PLAN
            CHARTER MEDICAL CORPORATION DIRECTORS' UNIT AWARD PLAN
                           (Full title of the plans)


                               Robert W. Miller
                                King & Spalding
                             191 Peachtree Street
                         Atlanta, Georgia  30303-1763
                    (Name and address of agent for service)

                                (404) 572-4997
         (Telephone number, including area code, of agent for service)

                                  Copies to:

                                  John R. Day
                           Vice President-Controller
                          Charter Medical Corporation
                              577 Mulberry Street
                             Macon, Georgia  31298

                      __________________________________

                        CALCULATION OF REGISTRATION FEE
                                (See next page)
                      __________________________________
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(Continued from previous page)

                        CALCULATION OF REGISTRATION FEE
===============================================================================

                                  Proposed       Proposed
Title of                          maximum        maximum
securities          Amount        offering       aggregate       Amount of
to be               to be         price          offering       registration
registered        registered      per share      price (1)          fee

Common Stock,      1,965,000       $28.312      $40,854,535        $14,088
par value
$0.25 per share

===============================================================================

(1) Shares of Common Stock being registered with respect to the 1994 Stock Option Plan consist of 988,000 shares having a weighted average exercise price of $23.538 per share and 312,000 shares for which the offering price is not known. Shares of Common Stock being registered with respect to the 1994 Employee Stock Purchase Plan consist of 85,115 shares having an exercise price of $21.144 per share and 514,885 shares for which the offering price is not known. Shares of Common Stock being registered with respect to the Amended Directors' Stock Option Plan consist of 25,000 shares having an exercise price of $22.875 per share and 25,000 shares for which the offering price is not known. The 15,000 shares of Common Stock being registered with respect to the Directors' Unit Award Plan have an offering price of $0.00 per share, as such shares are issuable upon settlement of vested units without payment of a purchase price per share. Pursuant to Rule 457(h)(1), the aggregate offering price of the 851,885 shares for which the offering price is not known has been calculated pursuant to Rule 457(c) on the basis of the average ($17.875 per share) of the high and low sales prices of the Common Stock on the American Stock Exchange on February 13, 1995.

(2) This Registration Statement, pursuant to Rule 416(c), shall be deemed to register an indeterminate amount of interests under the Charter Medical Corporation 1994 Employee Stock Purchase Plan.
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                                    Part II


              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

     The following documents previously filed by Charter Medical Corporation (the "Registrant") with the Securities and Exchange Commission are hereby incorporated by reference into this Registration Statement:

     (a) The Registrant's Annual Report on Form 10-K for the year ended September 30, 1994;

     (b) All reports filed by the Registrant pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") since September 30, 1994; and

     (c) The description of the Registrant's Common Stock, par value $0.25 per share, contained in the Registrant's registration statement on Form 8-A, effective on July 21, 1992 under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Registrant subsequent to the date of this Registration Statement pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act and prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4. Description of Securities.

     Inapplicable.

Item 5.  Interests of Named Experts and Counsel.

     Inapplicable.

Item 6.  Indemnification of Directors and Officers.

     The Registrant is a Delaware corporation. Section 145 of the Delaware General Corporation Law (the "DGCL") provides that a Delaware corporation has the power to indemnify its officers and directors in certain circumstances.

     Subsection (a) of Section 145 of the DGCL empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of his service as director, officer, employee or agent of the corporation, or his service, at the corporation's request, as a director, officer, employee or agent of another corporation or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in
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settlement actually and reasonably incurred in connection with such action, suit or proceeding provided that such director or officer acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, provided that such director or officer had no reasonable cause to believe his conduct was unlawful.

     Subsection (b) of Section 145 empowers a corporation to indemnify any director or officer, or former director or officer, who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit provided that such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such director or officer shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such director or officer is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

     Section 145 further provides that, to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) or (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; provided that indemnification provided for by Section 145 or granted pursuant thereto shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and empowers the corporation to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

     Article VII of the Bylaws of the Registrant provides in substance that the Registrant shall indemnify directors and officers against all liability and related expenses incurred in connection with the affairs of the Registrant if: (a), in the case of actions not by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, and (with respect to a criminal proceeding) had no reasonable cause to believe his conduct was unlawful; and (b), in the case of actions by or in the right of the Registrant, the director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Registrant, provided that no indemnification shall be made for a claim as to which the director or officer is adjudged liable for negligence or misconduct unless (and only to the extent that) an appropriate court determines that, in view of all the circumstances, such person is fairly and reasonably entitled to indemnity.
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     In addition, Section 102(b)(7) of the DGCL permits Delaware corporations to include a provision in their certificates of incorporation eliminating or limiting the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) for unlawful payment of dividends or other unlawful distributions, or (iv) for any transactions from which the director derived an improper personal benefit. Article Twelfth of the Registrant's Restated Certificate of Incorporation contains such a provision.

     The Registrant maintains Directors' and Officers' liability insurance with various insurance providers in the aggregate amount of $50,000,000.

Item 7.  Exemption from Registration Claimed.

     Inapplicable.

Item 8.  Exhibits.

     Exhibit                         Description

     4.1 Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3(a) to the Registrant's Annual Report on Form 10-K for the year ended September 30,
              1992).

     4.2 Bylaws of the Registrant, as amended (incorporated by reference to Exhibit 3(b) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994).

     5 Opinion of King & Spalding regarding legality of shares being registered.

     24.1     Consent of Independent Public Accountants.

     24.2     Consent of King & Spalding (contained in opinion filed as
              Exhibit 5).

     25 Powers of Attorney executed by certain directors or officers, or both, of the Registrant.

     99.1 1994 Stock Option Plan (incorporated by reference to Exhibit 10(e) to the Registrant's Annual Report on Form 10-K for the year ended September 30, 1994).

     99.2     1994 Employee Stock Purchase Plan.

     99.3 Amended Directors' Stock Option Plan (incorporated by reference to Exhibit 10(d) to Registrant's Annual Report on Form 10-K for the year ended September 30, 1994).
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     Exhibit                         Description

     99.4 Directors' Unit Award Plan (incorporated by reference to Exhibit 10(i) of the Registrant's Registration Statement on Form S-4, No. 33-53701, effective September 20, 1994).


     Experts

     The consolidated financial statements and schedules of Charter Medical Corporation included in its Annual Report on Form 10-K for the year ended September 30, 1994 and incorporated by reference in this registration statement have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated by reference herein in reliance upon the authority of said firm as experts in giving said reports.

     Future financial statements of the Registrant and the reports thereon of Arthur Andersen LLP also will be incorporated by reference in this registration statement in reliance upon the authority of that firm as experts in giving those reports to the extent said firm has audited those financial statements and consented to the use of their reports thereon.

Item 9.  Undertakings.

     (a)  The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

               (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

               (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to
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               the securities offered therein, and the offering of such
               securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
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                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, Charter Medical Corporation certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Atlanta, State of Georgia, on the 14th day of February, 1995.

                                     CHARTER MEDICAL CORPORATION


                                     By:  /s/ Lawrence W. Drinkard
                                          Lawrence W. Drinkard
                                          Executive Vice President - Finance

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

            Signature                      Title                   Date


 /s/ E. Mac Crawford          *  Chairman of the Board of   February 14, 1995
     E. Mac Crawford             Directors, President,
                                 Chief Executive Officer
                                 (Principal Executive
                                 Officer) and Director


 /s/ Lawrence W. Drinkard        Executive Vice President   February 14, 1995
     Lawrence W. Drinkard        - Finance (Principal
                                 Financial Officer)
                                 and Director


 /s/ John R. Day                 Vice President-Controller  February 14, 1995
     John R. Day                 (Principal Accounting
                                 Officer)


 /s/ Edwin M. Banks           *  Director                   February 14, 1995
     Edwin M. Banks


 /s/ Andre C. Dimitriadis     *  Director                   February 14, 1995
     Andre C. Dimitriadis


 /s/ Raymond H. Kiefer        *  Director                   February 14, 1995
     Raymond H. Kiefer


 /s/ Gerald L. McManis        *  Director                   February 14, 1995
     Gerald L. McManis

____________________________
* By:/s/Lawrence W. Drinkard
        Lawrence W. Drinkard,
        Attorney-in-Fact
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                                 EXHIBIT INDEX

                                                                    Sequential
Exhibit                                                              Numbered
  No.                        Description of Exhibit                    Page

 4.1       Restated Certificate of Incorporation of the
           Registrant (incorporated by reference).

 4.2 Bylaws of the Registrant, as amended (incorporated by reference)

 5 Opinion of King & Spalding regarding legality of shares being registered.


 24.1      Consent of Independent Auditors.

 24.2 Consent of King & Spalding (contained in opinion filed as Exhibit 5).

 25 Powers of Attorney executed by certain directors or officers, or both, of the Registrant.

 99.1      1994 Stock Option Plan (incorporated by reference).

 99.2      1994 Employee Stock Purchase Plan.

 99.3 Amended Directors' Stock Option Plan (incorporated by reference).

 99.4      Directors' Unit Award Plan (incorporated by reference)